Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization
MM CAN USA, Inc.	California
MM Enterprises USA, LLC	Delaware
Convergence Management Services, Ltd.	Canada
LCR SLP, LLC	Delaware
NVGN RE Holdings, LLC	Nevada
Manlin I, LLC	California
Farmacy Collective	California
The Source Santa Ana	California
SA Fund Group RT, LLC	California
CYON Corporation, Inc.	California
BH Fund II Group, LLC	California
MMOF Downtown Collective, LLC	California
Advanced Patients’ Collective	California
DT Fund II Group, LLC	California
MMOF San Diego Retail, Inc.	California
San Diego Retail Group II, LLC	California
MMOF Venice Parking, LLC	California
MME RE AK, LLC	California
MME RE BH, LLC	California
MMOF RE SD, LLC	California
MMOF Venice, LLC	California
The Compassion Network, LLC	California
MMOF SM, LLC	California
MMOF Santa Monica, Inc.	California
MMOF PD, LLC	California
MMOF Palm Desert, Inc.	California
MMOF RE Fremont, LLC	Nevada
MMOF Fremont, LLC	Nevada
MMOF Fremont Retail, Inc.	Nevada
MMOF Vegas, LLC	Nevada
MMOF Vegas Retail, Inc.	Nevada
MMOF RE Vegas 2, LLC	Nevada
MMOF Vegas 2, LLC	Nevada
MMOF Vegas Retail 2, Inc.	Nevada
MME VMS, LLC	California
Viktoriya’s Medical Supplies, LLC	California
MME SF Retail, Inc.	California
Project Compassion Venture, LLC	Delaware
Project Compassion Capital, LLC	Delaware
Project Compassion NY, LLC	Delaware
MedMen NY, Inc.	New York
MME IL Group LLC	Illinois
Future Transactions Holdings, LLC	Illinois
MME Sorrento Valley, LLC	California
Sure Felt, LLC	California
Rochambeau, Inc.	California
MME AZ Group, LLC	Arizona
EBA Holdings, Inc.	Arizona

Name of Subsidiary	Jurisdiction of Incorporation/Organization
MattnJeremy, Inc.	California
MME 1001 North Retail, LLC	Illinois
MME Evanston Retail, LLC	Illinois
MME Morton Grove Retail, LLC	Illinois
Project Mustang Development, LLC	Nevada
MMNV2 Holdings I, LLC	Nevada
Manlin DHS Development, LLC	Nevada
Desert Hot Springs Green Horizon, Inc.	California
EBA Holdings, Inc.	Arizona
MME Florida, LLC	Florida
MedMen Boston, LLC	Massachusetts
MedMen Newton Retail, LLC	Massachusetts
MME Union Retail, LLC	California
MME Sutter Retail, LLC	California